Exhibit 10.1

AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT
AMENDMENT, dated as of May 19, 2014 (this "Amendment"), to the AMENDED AND RESTATED LOAN AGREEMENT, dated as of February 14, 2012, as amended (the "Loan Agreement"), between Martha Stewart Living Omnimedia, Inc., a Delaware corporation (the "Borrower"), and BANK OF AMERICA, N.A. (the "Bank").
The parties desire to amend the Loan Agreement.
Therefore, in consideration of premises and the agreements herein, the Borrower hereby agrees with the Bank as follows:
1.    Definitions. All terms used herein which are defined in the Loan Agreement and not otherwise defined herein are used herein as defined therein.
2.    Amendments.
(a)    The definition of "Expiration Date" contained in the Loan Agreement is hereby amended and restated as follows:
"Expiration Date" means June 30, 2015."
(b)    Section 2.9 of the Loan Agreement is hereby amended and restated as follows:
"2.9 Collateral. The Obligations were secured by the pledge by the Borrower to the Bank of an investment account at the Bank pursuant to a Pledge Agreement from the Borrower in favor of the Bank. The Bank hereby releases its lien and security interest in such collateral, and such Pledge Agreement shall not hereafter constitute a "Loan Document" for any purpose hereof."
(c)    The following is added to the Loan Agreement as Section 8.3:
"8.3 Unencumbered Liquid Assets. The Borrower shall maintain Unencumbered Liquid Assets having an aggregate market value of not less than 100% of the sum of the outstanding principal amount of the Facility and the aggregate standby letters of credit issued under the Facility. The foregoing will be tested quarterly based on the Borrower's periodic reports filed with the Securities and Exchange Commission.
"Unencumbered Liquid Assets" mean the following assets (excluding assets of any retirement plan) which (i) are not the subject of any lien, pledge, security interest or other arrangement with any creditor to have its claim satisfied out of the asset (or proceeds thereof) prior to the general creditors of the owner of the asset, and (ii) are held solely in the name of the Borrower (with no other persons or entities having ownership rights therein); (iii) may be converted to cash within five (5) business days; (iv) are otherwise acceptable to the Bank in its reasonable discretion; and (v) are not being counted or included to satisfy any other liquidity requirement under any other obligation, whether with the Bank or any other lender, unless otherwise expressly agreed by the Bank in writing:
a) Cash or cash equivalents held in the United States and denominated in United States dollars; and
b) United States Treasury or governmental agency obligations which constitute full faith and credit of the United States of America."
3.    Representations and Warranties. The Borrower hereby represents and warrants to the Bank as follows:
(a)    The representations and warranties made by the Borrower in the Loan Agreement and in each other Loan Document delivered by the Borrower are true and correct on and as of the date hereof as though made on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date).
(b)    The Borrower has all requisite power and authority to execute, deliver and perform this Amendment and to perform the Loan Agreement, as amended hereby.
(c)    The execution, delivery and performance by the Borrower of this Amendment, and the performance by the Borrower of the Loan Agreement, as amended hereby, (i) do not and will not contravene any law or any contractual restriction binding on or affecting the Borrower or any of the Borrower's properties, and (ii) do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of Borrower 's properties, other than in favor of the Bank.
(d)    The Loan Agreement, as amended hereby, constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.
4.    Continued Effectiveness of the Loan Agreement. Except as otherwise expressly provided herein, the Loan Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects except that on and after the date hereof, all references in the Loan Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment.

        5.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.
6.    Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
7.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
8.    Effectiveness of this Amendment. This Amendment shall be effective upon (i) the receipt by the Bank of a counterpart of this Amendment signed by the Borrower, (ii) the payment to the Bank of a renewal fee of $25,000 and (iii) the payment of the fees of the Bank's counsel in connection with the preparation of this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

MARTHA STEWART LIVING OMNIMEDIA, INC.

By:	/s/ Kenneth P. West
Name: Kenneth P. West
Title: CFO

BANK OF AMERICA, N.A.

By:	/s/ Jane R. Heller
Name: Jane R. Heller
Title: Managing Director